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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


           We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report (which expresses an unqualified opinion and includes an explanatory paragraph referring to the acquisition of Telebanc which was accounted for as a pooling of interests) dated October 13, 1999 (March 15, 2000 as to the second paragraph of Note 1) appearing in the Annual Report on Form 10-K/A of E*TRADE Group, Inc. for the year ended September 30, 1999, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

San Jose, California
May 10, 2000


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